UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018
NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On March 28, 2018, NuStar Energy L.P. (the “MLP”) entered into: (1) the Third Amendment to Receivables Financing Agreement, dated as of March 28, 2018, by and among NuStar Finance LLC, as Borrower, the MLP, as initial Servicer, Mizuho Bank, Ltd. and PNC Bank, National Association (the “RFA Amendment”); and (2) the Fourth Amendment to Amended and Restated 5-Year Revolving Credit Agreement, dated as of March 28, 2018, among NuStar Logistics, L.P. (“Logistics”), as Borrower, the MLP, NuStar Pipeline Operating Partnership L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto (the “Revolver Amendment”). The RFA Amendment amends the Receivables Financing Agreement, dated as of June 15, 2015, by and among NuStar Finance LLC, the MLP, PNC Bank, National Association, as Administrative Agent, and the lenders and group agents party thereto, as amended (the “RFA”). The Revolver Amendment amends the Amended and Restated 5-Year Revolving Credit Agreement, dated as of October 29, 2014, among Logistics, the MLP, JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank and Mizuho Bank, Ltd., as Co-Syndication Agents, Wells Fargo Bank, National Association and PNC Bank, National Association, as Co-Documentation Agents, and the lenders party thereto, as amended (the “Credit Agreement”).

The RFA Amendment amends the definition of Change in Control contained in the RFA and the Revolver Amendment amends the definition of Change in Control contained in the Credit Agreement such that the proposed merger of a subsidiary of the MLP with and into NuStar GP Holdings, LLC (“NSH”), pursuant to the Agreement and Plan of Merger dated as of February 7, 2018 and announced by the MLP and NSH on February 8, 2018, will not be a Change in Control for purposes of the RFA and the Credit Agreement, respectively. The Revolver Amendment also: (1) amends the financial condition covenant contained in the Credit Agreement to provide that the MLP’s Consolidated Debt Coverage Ratio (as defined in the Credit Agreement) may not exceed: (a) 5.50 to 1.00 for the four consecutive fiscal quarters (“Rolling Period”) ending December 31, 2017 and March 31, 2018; (b) 5.25 to 1.00 for the Rolling Periods ending June 30, 2018, September 30, 2018 and December 31, 2018; and (c) 5.00 to 1.00 for any Rolling Period ending on or after March 31, 2019; provided that, for any Rolling Period ending on or after March 31, 2019, the maximum Consolidated Debt Coverage Ratio will increase to 5.50 to 1.00 for two Rolling Periods if the MLP or a restricted subsidiary completes one or more acquisitions for aggregate net consideration of at least $50 million; (2) adds provisions requiring Logistics to use unrestricted cash and cash equivalents in excess of $125 million to prepay revolving loans under the Credit Agreement; (3) further restricts the ability of the MLP, Logistics and their restricted subsidiaries to incur certain Indebtedness or Liens (each as defined in the Credit Agreement); and (4) adds an additional level to the pricing grid included in the definition of Applicable Rate contained in the Credit Agreement.

Logistics and the MLP also are party to Letter of Credit Agreements with each of Mizuho Bank, Ltd. (dated as of June 5, 2012, as amended), The Bank of Nova Scotia (dated as of June 5, 2013, as amended) and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (dated as of September 3, 2014, as amended) (collectively, the “Letter of Credit Agreements”). Pursuant to the terms of the Letter of Credit Agreements, the corresponding provisions of the covenants and the definitions related thereto in the Letter of Credit Agreements are deemed automatically amended to conform to the changes to such provisions made by the Revolver Amendment.

The above discussion is qualified in its entirety by the text of the RFA Amendment and the Revolver Amendment, copies of which are filed as Exhibit 10.01 and Exhibit 10.02, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit

Exhibit 10.01
Third Amendment to Receivables Financing Agreement, dated as of March 28, 2018, by and among NuStar Finance LLC, as Borrower, NuStar Energy L.P., as initial Servicer, Mizuho Bank, Ltd. and PNC Bank, National Association.

Exhibit 10.02
Fourth Amendment to Amended and Restated 5-Year Revolving Credit Agreement, dated as of March 28, 2018, among NuStar Logistics, L.P., NuStar Energy L.P., NuStar Pipeline Operating Partnership L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: March 28, 2018			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

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